SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2009

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(817) 348-8717
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On September 15, 2009, Vertical Computer Systems, Inc. (the “Company”) and its wholly-owned subsidiary Now Solutions, Inc. (“Now Solutions”) executed a settlement agreement with Ross Systems, Inc. (“Ross”) in connection with the outstanding monies owed to Now Solutions in the action of Ross Systems, Inc. v. Now Solutions, Inc.  Pursuant to the terms of the settlement agreement, the parties have exchanged full releases of all claims against each other and Ross made payment of $390,468 to Now Solutions on September 18, 2009 and a $144,532 payment to the Internal Revenue Service (“IRS”) on behalf of the Company.  Consequently, the lien held by the IRS against the Company has also been satisfied.

Now Solutions is obligated to pay $127,607 against the outstanding balances on certain promissory notes issued by Taladin, Inc. (“Taladin”), the Company’s wholly-owned subsidiary, from any net proceeds of the judgment awarded to Now Solutions in the Ross litigation (after deducting attorney’s fees and costs).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc,
(Registrant)

Date: September 22, 2009	By:	/s/ Richard Wade
Richard Wade, President & Chief Executive Officer